UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TE CONNECTIVITY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
TE CONNECTIVITY LTD.
TO BE HELD ON MARCH 15, 2023

This proxy statement supplement, dated February 6, 2023 (this “Supplement”), supplements the proxy statement dated January 18, 2023 (the “Proxy Statement”) in connection with the solicitation of proxies by the board of directors (the “Board”) of TE Connectivity Ltd. (the “Company”) for use at the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central European Time, on March 15, 2023, at Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland, and at any adjournments or postponements thereof.

The purpose of this Supplement is to provide supplemental information regarding additional and revised disclosures to Agenda Item No. 1 – Election of Directors in the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENTAL DISCLOSURE TO THE DIRECTOR BIOGRAPHIES APPEARING IN AGENDA ITEM NO. 1 – ELECTION DIRECTORS – NOMINEES FOR ELECTION

The Company has determined to supplement the director biographies appearing in Agenda Item No. 1 – Election of Directors – Nominees for Election to add the following disclosures:

Dawn C. Willoughby – On February 1, 2023, Ms. Willoughby joined the board of directors of International Flavors & Fragrances Inc., a creator and manufacturer of food, beverage, health & biosciences, scent and pharma solutions and complementary adjacent products.

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VOTING MATTERS

There are no changes to the previous proxy/voting instruction card. If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxies/voting instructions already returned by shareholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting, or at any adjournment or postponement thereof, in the manner indicated unless you revoke your proxy or change your vote before your shares are voted at the Annual Meeting. Shares represented by proxies returned before the Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement. Important information regarding how to vote your shares, revoke your proxy or change voting instructions already given is available in the Proxy Statement under the caption “QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING.”

For assistance please contact D.F. King & Co., Inc., the proxy solicitor for the Annual General Meeting. The contact information for D.F. King & Co. is:

D.F. King & Co.

(888) 887-1266 (US callers only)

+1 (212) 269-5550

Email: TEL@dfking.com (reference TE Connectivity in the subject line)

Thomas J. Lynch Chairman of the Board